EXHIBIT 10.15

Federated Department Stores, Inc.,

Federated Retail Holdings, Inc.
(f/k/a The May Department Stores Company)

and

Citibank, N.A., Trustee

Seventh Supplemental Trust Indenture

Dated as of August 30, 2005

Supplementing that certain

Indenture

between

Federated Department Stores, Inc.

and

Citibank. N.A., Trustee

Dated as of September 10, 1997

Evidencing the Assumption by Federated Retail Holdings, Inc.
of all of the obligations and covenants of Federated Department Stores, Inc.
under the Indenture and the Securities

Seventh supplemental trust indenture

SEVENTH SUPPLEMENTAL TRUST INDENTURE, dated as of August 30, 2005, by and among Federated Department Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Federated"), Federated Retail Holdings, Inc. (f/k/a The May Department Stores Company), a corporation duly organized and existing under the laws of the State of New York ("Federated Holdings"), and Citibank, N.A., a national banking association duly incorporated under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of September 10, 1997, between Federated and the Trustee (the "Indenture").

RECITALS:

A. Pursuant to Section 11.01 of the Indenture, Federated is not permitted to transfer (by lease, assignment, sale, or otherwise) all or substantially all of its properties and assets to another Person unless, among other things, such Person expressly assumes, in the form of a supplemental indenture, all of the obligations of Federated under the Indenture and the Securities.

B. Pursuant to a Contribution Agreement, dated August 30, 2005, between Federated and Federated Holdings, Federated transferred substantially all of its properties and assets to Federated Holdings (the "Transfer") and Federated Holdings agreed to assume all of the obligations of Federated under the Indenture and the Securities.

C. Pursuant to Section 10.01 of the Indenture, Federated, Federated Holdings and the Trustee are entering into this Supplemental Indenture, without the consent of or notice to any Holders, to evidence the assumption by Federated Holdings of the obligations and covenants of Federated under the Indenture and the Securities.

D. Unless otherwise defined, all capitalized terms used herein that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

Now, Therefore, This Supplemental Indenture Witnesseth:

In order to evidence the assumption by Federated Holdings of the obligations and covenants of Federated under the Indenture and the Securities, it is mutually agreed as follows:

ARTICLE I. ASSUMPTION OF OBLIGATIONS.

Section 1.1. - Assumption of Obligations.

Effective as of the date hereof, Federated Holdings hereby assumes all of the obligations and covenants of Federated under the Indenture and the Securities, and Federated is hereby relieved of all of its obligations and covenants under the Indenture and the Securities. Federated Holdings hereby succeeds to and is substituted for Federated in the Indenture with the same effect as if Federated Holdings had been named in the Indenture as a party thereto.

ARTICLE II. MISCELLANEOUS.

Section 2.1. - Reference to and Effect on the Indenture.

This Supplemental Indenture shall be construed as supplemental to the Indenture and all of the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby (a) incorporated by reference in this Supplemental Indenture and (b) ratified, confirmed and approved.

Section 2.2. - Supplemental Indenture May be Executed in Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.3. - Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.4. - Trustee Not Responsible for Recitals.

The recitals contained herein shall be taken as the statements of Federated and Federated Holdings, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.5. - Governing Law.

This Supplemental Indenture will be deemed to be a contract made under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of said State without giving effect to principles of conflict of laws of such State.

IN WITNESSETH WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

[Seal] Attest: Name: Christopher M. Kelly Title: Associate Counsel	FEDERATED DEPARTMENT STORES, INC. By: /s/ Dennis J. Broderick Name: Dennis J. Broderick Title: Senior Vice President, General Counsel and Secretary
[Seal] Attest: Name: Christopher M. Kelly Title: Associate Counsel	FEDERATED RETAIL HOLDINGS, INC. By: /s/ Brian M. Szames Name: Brian M. Szames Title: Vice President and Treasurer
Attest: Name: Nancy Forte Title: Assistant Vice President	CITIBANK, N.A., as Trustee By: /s/ Wafaa Orfy Name: Wafaa Orfy Title: Vice President

STATE OF OHIO

COUNTY OF HAMILTON

On this 30th day of August, 2005, before me personally came Dennis J. Broderick, to me known, who, being by me duly sworn, did depose and say that he/she is a Senior Vice President, General Counsel and Secretary of FEDERATED DEPARTMENT STORES, INC., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument in such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Dianne M. Webber

  Notary Public, State of Ohio

  My Commission Expires: November 17, 2007

  STATE OF OHIO

  COUNTY OF HAMILTON

  On this 30th day of August 2005, before me personally came Brian M. Szames, to me known, who, being by me duly sworn, did depose and say that he/she is a Vice President and Treasurer of FEDERATED RETAIL HOLDINGS, INC., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument in such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Dianne M. Webber

  Notary Public, State of Ohio

  My Commission Expires: November 17, 2007

  STATE OF NEW YORK

  COUNTY OF KINGS

  On this 30th day of August 2005, before me personally came Wafaa Orfy, to me known, who, being by me duly sworn, did depose and say that he/she is a Vice President of CITIBANK, N.A., one of the entities described in and which executed the above instrument, that he/she signed his/her name thereto by authority of the Board of Directors of said entity.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Nanette Murphy

  Notary Public, State of New York

  My Commission Expires: January 21, 2007